EXHIBIT 10.1

PURCHASE AGREEMENT

This PURCHASE AGREEMENT (this “Agreement”) is dated as of November 30, 2018, (“Effective Date”) between Job Growing Inc. and Sunset IS Group Inc. (“SIGO”).

RECITALS

WHEREAS, Job Growing Inc., a Delaware corporation (“Job Grow” or the “Company”), intends to create and establish a job board and staffing solution in the cannabis sector and provide other back office services and has 4,000 shares of common stock authorized, of which 2,000 are currently outstanding; and

WHEREAS, SIGO wishes to purchase a Fifty Percent (50%) interest in the net profits of the Company in exchange for One Million Dollars ($1,000,000) of Series C Preferred Stock with the rights and preferences set forth at Exhibit A attached hereto, estimated as of the Effective Date to be Three Hundred Thirty-Three Thousand (333,000) shares of Series C Preferred Stock in total (the “Purchase”).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby agreed and acknowledged, the parties hereby agree as follows:

AGREEMENT

1. Purchase and Sale.

(a) In consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, the Company shall assign a Fifty Percent (50%) net profit interest, (the “Job Grow Interest”), in exchange for One Million Dollars ($1,000,000) of Series C Preferred Stock of SIGO with the rights and preferences set forth at Exhibit A attached hereto (the “SIGO Equity”), which is to be issued as Three Hundred Thirty-Three Thousand (333,000) shares of Series C Preferred Stock. The Company and SIGO agree to take all actions which are necessary in order to assign the Job Grow Interest and issue the SIGO Equity, and the Additional SIGO Equity (defined below) (if necessary), respectively. If, on the six-month anniversary of this Agreement, the SIGO Equity has a Market Value of less than $1,000,000 (on an as-converted basis), SIGO shall cause additional shares (the “Additional SIGO Equity”) of Series C Preferred Stock to be issued in total to the Company such that the aggregate value of the SIGO Equity and the Additional SIGO Equity equal $1,000,000. The term “Market Value”, shall be defined as the closing price of the SIGO common stock on the trading day immediately prior to the six-month anniversary of the Effective Date. If SIGO fails to issue the Additional SIGO Equity within three business days of the six- month anniversary date of the Effective Date, it shall be considered a breach of this Agreement by SIGO and the Company shall be entitled to all legal remedies without the need for notice of such breach.

(b) In the event that the Company either: (i) files a Registration Statement to become a reporting company under the Securities Exchange Act of 1934 which becomes effective, or (ii) the Company is acquired by an unrelated third party, then SIGO has the right to buy a Fifty Percent (50%) equity interest in the Company (“Job Grow Equity”) for One Dollar ($1.00).

(c) The closing under this Agreement (the “Closing”) shall take place upon the satisfaction of each of the conditions set forth in Sections 4 and 5 hereof (the “Closing Date”).

1

(c) At the Closing, the Company shall assign to SIGO the Job Grow Interest, and SIGO shall issue to the Company, a certificate evidencing the SIGO Equity.

(d) Each Party understands that (i) the sale or re-sale of the Job Grow Equity and SIGO Equity, respectively, has not been and is not being registered under the 1933 Act or any applicable state securities laws, and the shares assigned and issued may not be transferred unless (a) the shares are sold pursuant to an effective registration statement under the 1933 Act, (b) each Party shall have delivered to the other Party, at the cost of the Party requesting free trading status, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in comparable transactions to the effect that the shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, provided that the requirements under such exemption are met, (c) the shares are sold or transferred to an “affiliate” (as defined in Rule 144 promulgated under the 1933 Act (or a successor rule) (“Rule 144”)) of the Party holding the shares who agrees to sell or otherwise transfer the shares only in accordance with this Section 2(d); (ii) any sale of such shares made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any re-sale of such shares under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither Party nor any other person is under any obligation to register such shares under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder (in each case).

2. Representations, Warranties and Covenants of the Company. The Company, hereby makes the following representations and warranties to SIGO, and covenants for the benefit of SIGO:

(a) This Agreement has been duly authorized, validly executed and delivered by the Company, and is a valid and binding agreement and obligation of the Company enforceable against the Company in accordance with its terms, subject to limitations on enforcement by general principles of equity and by bankruptcy or other laws affecting the enforcement of creditors’ rights generally, and the Company has full power and authority to execute and deliver the Agreement and the other agreements and documents contemplated hereby and to perform its obligations hereunder and thereunder.

(b) The Company acknowledges that the SIGO Equity is being issued in reliance on specific provisions of Federal and state securities laws and that SIGO is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Company set forth herein for purposes of qualifying for exemptions from registration under the Securities Act of 1933, as amended (the “Securities Act “) and applicable state securities laws.

(c) The shareholders of the Company are “accredited investors” as defined under Rule 501 of Regulation D promulgated under the Securities Act.

(d) No officer, director or affiliated person of the Company (collectively, the “Covered Persons”), are subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(l)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). Job Grow has exercised reasonable care to determine whether any Covered Person is subject to a Disqualification Event.

(e) The SIGO Shares are being acquired for investment purposes, and not with a view to any resale or distribution in whole or in part, in violation of the Securities Act or any applicable securities laws.

2

(f) The issuance of the SIGO Equity is intended to be exempt from registration under the Securities Act, by virtue of Section 4(a)(2) and/or 4(a)(5) thereof. The Company understands that the SIGO Equity constitutes “restricted securities,” as that term is defined in the Securities Act and the rules thereunder, has not been registered under the Securities Act, and that none of the SIGO Equity can be sold or transferred unless first registered under the Securities Act and such state and other securities laws as may be applicable or SIGO receives an opinion of counsel reasonably acceptable to SIGO that an exemption from registration under the Securities Act is available (and then the SIGO Equity may be sold or transferred only in compliance with such exemption and all applicable state and other securities laws).

(g) The Job Grow Interest is free and clear of all rights and Encumbrances (as defined below). The Company has the full power and authority to transfer and dispose of the Job Grow Interest free and clear of any right or Encumbrance other than restrictions under the Securities Act and applicable state securities laws. “Encumbrances” shall mean any security or other property interest or right, claim, lien, pledge, option, charge, security interest, contingent or conditional sale, or other title claim or retention agreement, interest or other right or claim of third parties, whether perfected or not perfected, voluntarily incurred or arising by operation of law, and including any agreement (other than this Agreement) to grant or submit to any of the foregoing in the future.

3. Representations, Warranties and Covenants of SIGO. SIGO represents and warrants to the Company, and covenants for the benefit of the Company, as follows:

(a) SIGO has been duly incorporated and is validly existing and in good standing under the laws of the state of Nevada, with full corporate power and authority to own, lease and operate its properties and to conduct its business as currently conducted, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to register or qualify would not have a Material Adverse Effect. For purposes of this Agreement, “Material Adverse Effect” shall mean any material adverse effect on the business, operations, properties, prospects, or financial condition of SIGO and its subsidiaries and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of SIGO to perform any of its obligations under this Agreement in any material respect.

(b) The SIGO Equity has been duly authorized by all necessary corporate action and, when paid for or issued in accordance with the terms hereof, the SIGO shall be validly issued and outstanding, fully paid and non-assessable, free and clear of all liens, encumbrances and rights of refusal of any kind.

(c) This Agreement has been duly authorized, validly executed and delivered on behalf of SIGO and is a valid and binding agreement and obligation of SIGO enforceable against SIGO in accordance with its terms, subject to limitations on enforcement by general principles of equity and by bankruptcy or other laws affecting the enforcement of creditors’ rights generally, and SIGO has full power and authority to execute and deliver the Agreement and the other agreements and documents contemplated hereby and to perform its obligations hereunder and thereunder.

3

(d) The execution and delivery of the Agreement and the consummation of the transactions contemplated by this Agreement by SIGO, will not (i) conflict with or result in a breach of or a default under any of the terms or provisions of, (A) SIGO’s certificate of incorporation or by- laws, or (B) of any material provision of any indenture, mortgage, deed of trust or other material agreement or instrument to which SIGO is a party or by which it or any of its material properties or assets is bound, (ii) result in a violation of any provision of any law, statute, rule, regulation, or any existing applicable decree, judgment or order by any court, Federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over SIGO, or any of its material properties or assets or (iii) result in the creation or imposition of any material lien, charge or encumbrance upon any material property or assets of SIGO or any of its subsidiaries pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of their property or any of them is subject except in the case of clauses (i)(B), (ii) or (iii) for any such conflicts, breaches, or defaults or any liens, charges, or encumbrances which would not have a Material Adverse Effect.

(e) The delivery and issuance of the SIGO Equity in accordance with the terms of and in reliance on the accuracy of the Company’s representations and warranties set forth in this Agreement will be exempt from the registration requirements of the Securities Act.

(f) No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of SIGO is required in connection with the valid execution and delivery of this Agreement or the offer, sale or issuance of the SIGO Equity or the consummation of any other transaction contemplated by this Agreement.

(g) SIGO has complied and will comply with all applicable federal and state securities laws in connection with the issuance and delivery of the SIGO Equity hereunder. Neither SIGO nor anyone acting on its behalf, directly or indirectly, has or will sell, offer to sell or solicit offers to buy any of the SIGO Equity, or similar securities to, or solicit offers with respect thereto from, or enter into any preliminary conversations or negotiations relating thereto with, any person, or has taken or will take any action so as to bring the issuance and sale of any of the SIGO Equity under the registration provisions of the Securities Act and applicable state securities laws. Neither SIGO nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of any of the SIGO Equity.

(h) SIGO represents that it has not paid, and shall not pay, any commissions or other remuneration, directly or indirectly, to any third party for the solicitation of the Purchase.

4. Conditions Precedent to the Obligation of SIGO to Consummate the Purchase. The obligation hereunder of SIGO to issue and deliver the SIGO Equity to the Company and consummate the Purchase is subject to the satisfaction or waiver, at or before the Closing Date, of each of the conditions set forth below. These conditions are for SIGO’s sole benefit and may be waived by SIGO at any time in its sole discretion.

(a) The Company has executed and delivered this Agreement.

(b) The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with at or prior to the Closing Date.

4

(c) The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects as of such date.

5. Conditions Precedent to the Obligation of the Company to Consummate the Purchase and Sale. The obligation hereunder of the Company to assign the Job Grow Interest, accept the SIGO Equity, and consummate the Purchase is subject to the satisfaction or waiver, at or before the Closing Date, of each of the conditions set forth below. These conditions are for the Company’s benefit and may be waived by the Company at any time in its sole discretion.

(a) SIGO shall have executed and delivered this Agreement.

(b) SIGO shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Agreement to be performed, satisfied or complied with by SIGO at or prior to the Closing Date.

(c) Each of the representations and warranties of SIGO shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that speak as of a particular date, which shall be true and correct in all material respects as of such date.

(d) No statute, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement at or prior to the Closing Date.

(e) As of the Closing Date, no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, shall be pending against or affecting SIGO, or any of its properties, which questions the validity of the Agreement or the transactions contemplated thereby or any action taken or to be taken pursuant thereto. As of the Closing Date, no action, suit, claim or proceeding before or by any court or governmental agency or body, domestic or foreign, shall be pending against or affecting SIGO, or any of its properties, which, if adversely determined, is reasonably likely to result in a Material Adverse Effect.

6. Governing Law; Consent to Jurisdiction. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without giving effect conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. Each of the Parties consents to the exclusive jurisdiction of the Federal courts whose districts encompass any part of the State of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions. Each Party waives its right to a trial by jury. Each Party to this Agreement irrevocably consents to the service of process in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such Party at its address set forth herein. Nothing herein shall affect the right of any Party to serve process in any other manner permitted by law.

5

7. Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, express overnight courier, registered first class mail, or telecopier (provided that any notice sent by telecopier shall be confirmed by other means pursuant to this Section 7), initially to the address set forth below, and thereafter at such other address, notice of which is given in accordance with the provisions of this Section.

(a)	if to the Company:
Sunset IS Group Inc.

________________________________

________________________________

Attention: Valerie Baugher

Chief Executive Officer

(b)	if to the Company
c/o _____________________________

________________________________

________________________________

(c)	with a copy that shall not constitute notice to:
Robinson Brog Leinwand Greene Genevose & Gluck P.C. 875
Third Avenue, Floor 9
New York, New York 10022
Attn: Stephanie Salvatore, Esq.

All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; when receipt is acknowledged, if telecopied; or when actually received or refused if sent by other means.

8. Entire Agreement. This Agreement constitutes the entire understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior and/or contemporaneous oral or written proposals or agreements relating thereto all of which are merged herein. This Agreement may not be amended or any provision hereof waived in whole or in part, except by a written amendment signed by both of the Parties.

9. Counterparts. This Agreement may be executed by facsimile signature and in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

6

IN WITNESS WHEREOF, this Agreement was duly executed on the date first written above.

Sunset IS Group Inc.

By:	/s/ Valerie Baugher
Name:	Valerie Baugher
Title:	Chief Executive Officer

Job Growing Inc.

By:	/s/ Michael Woloshin
Name:	Michael Woloshin
Title:	Chief Executive Officer

7

Exhibit A

CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS

of

SERIES C PREFERRED STOCK

of

SUNSET ISLAND GROUP, INC.

Sunset Island Group, Inc. a corporation organized and existing under the laws of the State of Colorado (the “Corporation”), hereby certifies that the Board of Directors of the Corporation (the “Board of Directors” or the “Board”), pursuant to authority of the Board of Directors, and in accordance with the provisions of its Certificate of Incorporation and Bylaws, each as amended and restated through the date hereof, has and hereby authorizes a series of the Corporation’s previously authorized Preferred Stock, par value $0.0001 per share (the “Series C Preferred Stock”), and hereby states the designation and number of shares, and fixes the relative rights, preferences, privileges, powers and restrictions thereof, as follows:

I. DESIGNATION AND AMOUNT

Designation. The designation of this series, which consists of 500,000 shares of Series C Convertible Preferred Stock, is the Series C Preferred Stock (the “Series C Preferred Stock”) and the face amount shall be $0.0001 per share (the “Face Amount”).

II. RANK

All shares of the Series C Preferred Stock shall rank (i) senior to the Corporation’s Common Stock and any other class or series of capital stock of the Corporation hereafter created, (ii) pari passu with any class or series of capital stock of the Corporation hereafter created and specifically ranking, by its terms, on par with the Series C Preferred Stock and (iii) junior to any class or series of capital stock of the Corporation hereafter created specifically ranking, by its terms, senior to the Series C Preferred Stock, in each case as to distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

III. LIQUIDATION PREFERENCE

The Series C Preferred shall have no liquidation preference over any other class of stock.

8

IV. VOTING RIGHTS

Series C Preferred Stock shall not have voting rights.

V. DIVIDEND RIGHTS

In the event that any cash dividend on the Common Stock is declared by the Board, the Board shall simultaneously declare a dividend for each share of Series C Preferred Stock in an amount equal to the product of (i) the per share dividend declared and to be paid in respect of each share of Common Stock and (ii) the amount of common stock the Series C Preferred Stock is convertible into under Section VI in effect at the close of business on the date immediately prior to the record date for such dividend, with such dividend to be payable on the same payment date established by the Board for the payment of such dividend to the holders of Common Stock. The record date for any such dividend shall be the record date for the applicable dividend on the Common Stock, and any such dividend shall be payable with respect to each share of Series C Preferred Stock to the Holder to whom such share is registered, as reflected on the stock register of the Corporation, at the close of business on the applicable record date.

VI. CONVERISON RIGHTS

Each holder of shares of Series C Preferred Stock may, at any time and from time to time, convert (an “Optional Conversion”) each of its shares of Series C Preferred Stock into fully paid and nonassessable shares of Common Stock at a rate equal to 1 Series C share for 10 shares of the Common Stock.

In no event shall any Holder of Series C Preferred Stock be entitled to convert any portion of the Series C Preferred Stock that would result in beneficial ownership by the Holder and its affiliates of more than Nine Point Nine Nine Percent (9.99%) of the outstanding shares of Common Stock. For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulations 13D-G thereunder, except as otherwise provided in clause (1) of such proviso.

VII. AMENDEMENTS

The Certificate of Incorporation of the Company or this designation shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series C Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of the Series C Preferred Stock voting separately as a class.

IN WITNESS WHEREOF, this Certificate of Designation is executed on behalf of the Corporation this 19th Day of November 2018.

Sunset Island Group, Inc.

By:	/s/ Valerie Baugher
Name:	Valerie Baugher
Title:	Director

9